Exhibit 99.1

DnC Tech., Inc.

Financial Statements

December 31, 2006 and 2005

(With Report of Independent Registered Public Accounting Firm)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of DnC Tech., Inc.

We have audited the accompanying balance sheets of DnC Tech., Inc.(the “Company”) as of December 31, 2006 and 2005 and the related statements of operations, shareholders’ equity and cash flows for the years then ended(all expressed in Korean won). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of DnC Tech., Inc. at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the Republic of Korea(“Korean GAAP”)

Our audits also comprehended the translation of the Korean won amounts into U.S dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2 to the accompanying financial statements. Such U.S dollar amounts are presented solely for the convenience of readers outside the Republic of Korea.

Continued;

Accounting principles generally accepted in the Republic of Korea vary in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). Information relating to the nature and effect of such differences is presented in Notes 17, 18 and 19 to the financial statements.

/s/ Choongjung Accounting Corp.

Seoul, Korea
January 19, 2008

DnC Tech., Inc.

Balance Sheets

December 31, 2006 and 2005

	In thousands of Korean won				US dollar
	2006		2005		2006
					(Note 2)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents (Notes 3 and 10)	~~W~~	208,462	~~W~~	934,254	$224,153
Accounts receivable -trade, net (Notes 2 and 10)		363,882		-	391,271
Accounts receivable -other		106,632		-	114,658
Inventories, net (Notes 2 and 4)		567		-	610
Short-term loans-other		1,550,000		-	1,666,667
Accrued interest income		-		105	-
Advance payments-others		9,999		21,118	10,751
Total current assets		2,239,542		955,477	2,408,109
NON-CURRENT ASSETS:

Property, plant and equipment, net (Notes 2 and 5)		156,470		67,115	168,247

Intangible assets, net (Notes 2 and 6)		1,287,015		2,657,757	1,383,887
Long-term loans -other (Notes 9)		36,398		36,398	39,138
Guarantee deposits		73,473		73,473	79,003
Long -term financial instruments (Notes 3)		-		4,050	-
Total non-current assets		1,553,356		2,838,793	1,670,275
Total assets	~~W~~	3,792,898	~~W~~	3,794,270	$4,078,384

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Account payable -trade (Notes 10)	~~W~~	1,881,837	~~W~~	2,191,649	$2,023,481
Accounts payable -other (Notes 9)		468,276		70,765	503,523
Short-term borrowings (Notes 7, 9 and 10)		803,011		897,417	863,453
Current portion of long -term borrowings		-		10,138	-
Withholdings		2,794		7,044	3,004
Advance from customers -other		216,248		-	232,524
Total current liabilities		3,372,166		3,177,013	3,625,984
LONG-TERM LIABILITIES:
Accrued severance benefits, net (Note 2 and 8)		209,764		131,167	225,553
Total Long-term Liabilities		209,764		131,167	225,553
Total liabilities		3,581,930		3,308,180	3,851,537
Commitments and Contingencies (Notes 2 and 11)
SHAREHOLDERS’ EQUITY:
Capital stock:
Common stock (Note 12)		4,553,435		4,353,435	4,896,167
Capital surplus:
Additional paid-in capital (Notes 12)		1,849,322		-	1,988,518
Deficit:
Undisposed		(6,191,789)		(3,867,345)	(6,657,838)
Capital adjustments, net		-		-	-
Total shareholders’ equity		210,968		486,090	226,847
Total liabilities and shareholders’ equity	~~W~~	3,792,898	~~W~~	3,794,270	$4,078,384

The accompanying notes are an integral part of these financial statements.

DnC Tech., Inc.

Statements of Operations

Year Ended December 31, 2006 and 2005

	In thousands of Korean won				US dollar
	2006		2005		2006
					(Note 2)

Sales (Notes 2 and 13)	~~W~~ 	6,566,953	~~W~~	5,717,667	$7,061,240
Cost of sales		5,472,698		4,877,717	5,884,622
Gross profit		1,094,255		839,950	1,176,618
Selling and administrative expenses (Note 14)		2,185,191		1,729,328	2,349,668
Operating loss		(1,090,936)		(889,378)	(1,173,049)
Non-operating income
Interest income		110,442		2,181	118,755
Gain on foreign currency transactions		12,659		8,558	13,612
Gain on foreign currency translation (Note 2)		156,946		48,784	168,759
Gain on recovery of allowance for doubtful accounts		3,034		-	3,262
Others		211		98	227
		283,292		59,621	304,615
Non-operating expenses
Interest expense		153,912		20,807	165,497
Loss on foreign currency transactions		34,051		14,289	36,614
Loss on foreign currency translation (Note 2)		46,225		21,397	49,704
Loss on impairment of intangible assets		1,279,731		-	1,376,055
Others		2,881		35,207	3,098
		1,516,800		91,700	1,630,968
Extraordinary income		-		-	-
Net loss before income tax expense	~~W~~	(2,324,444)	~~W~~	(921,457)	(2,499,402)
Income tax expense (Note 2 and 15)		-		-	-
Net loss		(2,324,444)		(921,457)	$(2,499,402)
Per share data(Note 16)
(in Korean won and US dollar)
Basic and diluted ordinary loss per share	~~W~~	(264)	~~W~~	(106)	$(0.28)
Basic and diluted net loss per share	~~W~~	(264)	~~W~~	(106)	$(0.28)

The accompanying notes are an integral part of these financial statements.

DnC Tech., Inc.

Statements of Changes in Stockholders’ Equity

Year Ended December 31, 2006 and 2005

	In thous ands of Korean won and US dollar
	Common		Capital				Capital
	Stock		Surplus		Deficit		Adjustments		Total
Balance as of January 1, 2005	~~W~~	4,353,435	~~W~~	-	~~W~~	(2,945,888)	~~W~~	-	~~W~~	1,407,547
Net loss for 2005		-		-		(921,457)		-		(921,457)
Balance as of December 31, 2005	~~W~~	4,353,435	~~W~~	-	~~W~~	(3,867,345)	~~W~~	-	~~W~~	486,090

Balance as of January 1, 2006	~~W~~	4,353,435	~~W~~	-	~~W~~	(3,867,345)	~~W~~	-	~~W~~	486,090
Net loss for 2006		-		-		(2,324,444)		-		(2,324,444)
Conversion of convertible bonds (Notes 13)		200,000		1,849,322		-		-		2,049,322
Balance as of December 31, 2006	~~W~~	4,553,435	~~W~~	1,849,322	~~W~~	(6,191,789)	~~W~~	-	~~W~~	210,968

Balance as of January 1, 2006		$4,681,113		$-		$(4,158,436)		$-		$522,677
Net loss for 2006		-		-		(2,499,402)		-		(2,499,402)
Conversion of convertible bonds (Notes 13)		215,054		1,988,518		-		-		2,203,572
Balance as of December 31, 2006		$4,896,167		$1,988,518		$(6,657,838)		$-		$226,847

The accompanying notes are an integral part of these financial statements.

DnC Tech., Inc.

Statements of Cash Flows

Year Ended December 31, 2006 and 2005

	In thousands of Korean won				US dollar
	2006		2005		2006
					(Note 2)

Cash flows from operating activities
Net loss	~~W~~	(2,324,444)	~~W~~	(921,457)	$(2,499,402)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization		453,843		395,784	488,003
Accrual of severance benefits		135,863		35,247	146,089
Provision for doubtful accounts, net		-		90,923	-
Gain on recovory alla		(3,034)		-	-
Gain on foreign currency translation, net		(156,700)		(43,556)	(168,495)
Impairment loss of intangible assets		1,279,731		-	1,376,055
Others		50,094		-	53,865
		1,759,797		478,398	1,895,517
Changes in operating assets and liabilities
Decrease(Increase) in accounts receivable -trade		(360,848)		45	(388,009)
Decrease(Increase) in inventories		(567)		354,606	(610)
Increase in accounts receivable -other		(106,632)		-	(114,658)
Decrease(Increase) in accrued interest income		105		(100)	113
Decrease(Increase) in advance payments -others		11,119		(21,118)	11,956
Increase(Decrease) in account payable -trade		(153,545)		1,682,042	(165,102)
Increase(Decrease) in accounts payable -other		396,964		(2,823)	426,843
Increase(Decrease) in advance from customers -other		216,841		-	233,162
Increase(Decrease) in withholdings		(4,250)		(59,861)	(4,570)
Payment of severance benefits		(56,720)		(28,052)	(60,989)
		(57,533)		1,924,739	(61,863)
Net cash provided by (used in) operating activities		(622,180)		1,481,680	(665,748)

Cash flows from investing activities
Disposal of long-term financial instruments		5,823		-	6,261
Acquisition of long-term financial instruments		(1,773)		(3,240)	(1,906)
Acquisition of property, plant and equipment		(122,570)		(68,111)	(131,796)
Short-term loans provided		(1,550,000)		(9,300)	(1,666,667)
Acquisition of intangible assets		(329,615)		(854,097)	(354,425)
Acquisition of guarantee deposits		-		(68,300)	-
Net cash used in investing activities		(1,998,135)		(1,003,048)	(2,148,532)

Cash flows from financing activities
Proceeds from short-term borrowings		2,184,817		1,538,532	2,349,266
Increase in stockholder's equity		1,999,227		-	2,149,706
Repayment of current portion of long-term liabilities		(10,138)		(10,138)	(10,901)
Repayment of short-term borrowings		(2,279,383)		(1,079,953)	(2,450,949)
Net cash provided by used in financing activities		1,894,523		448,441	2,037,122

Net increase(decrease) in cash and cash equivalents		(725,792)		927,073	(780,422)
Cash and cash equivalents
Beginning of the period		934,254		7,181	1,004,575
End of the period	~~W~~	W 208,462	~~W~~	W 934,254	$224,153

(Continued)

DnC Tech., Inc.

Statements of Cash Flows(Continued)

Year Ended December 31, 2006 and 2005

Supplemental cash flow information for the years ended December 31 is follows:	In thousands of Korean won				US dollar
	2006		2005		2006
					(Note 2)

Cash paid during the year for interest	~~W~~	103,818	~~W~~	20,807	$111,632

Cash paid during the year for Income tax	~~W~~	199	~~W~~	97	$214

The accompanying notes are an integral part of these financial statements.

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

1.         General

DnC Tech., Inc.(the “Company”) was incorporated on January 8, 1998 under the laws of the Republic of Korea. The Company is engaged in manufacturing of digital multimedia, developing software, providing advices including MP3 player etc. and establishing the internet broadcasting solution, etc. The Company has been listed Financial Supervisory Commission on March 24, 2000. The Company‘s Capital stock as of December 31, 2006 is W 4,553,435 thousands.

2.         Summary Of Significant Accounting Policies

Significant accounting policies followed by the Company in the preparation of the financial statements are summarized as follows:

a. Basis of Presentation

The official accounting records of the Company are expressed in Korean won and are maintained in accordance with the relevant laws and regulations of the Republic of Korea. The accounting principles and reporting practices followed by the Company and generally accepted in the Republic of Korea (“Korean GAAP”) may differ in certain respects from accounting principles and reporting practices generally accepted in other countries and jurisdictions. The financial statements are stated in Korean won, the currency of the country in which the Company is incorporated and operates. The translation of Korean won amounts into U.S. dollar amounts is included solely for the convenience of readers outside of the Republic of Korea and have been made at the rate of W 930.00 to US$ 1.00, the Noon Buying Rate in the City of New York for cable transfers in Korean won as certified for customs purposes by the Federal Reserve Bank of New York on the last business day of the year ended December 31, 2006. Such translations should not be construed as representations that the Korean won amounts could be converted into U.S. dollars at the above or any other rate.

b. Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

2.         Summary of Significant Accounting Policies, Continued

c. Application of the Statements of Korean Financial Accounting Standards

The Korean Accounting Standards Board has published a series of Statements of Korean Financial Accounting Standards (SKFAS), which will gradually replace the existing financial accounting standards established by the Korean Financial Supervisory Commission. As SKFAS Nos. 15 through 17 became applicable to the Company on January 1, 2005, the Company adopted these standards in its financial statements covering periods beginning January 1, 2005. But in accordance with SKFAS No. 14, the Company accounts for only income taxes currently payable and does not account for deferred income taxes. In addition, as SKFAS Nos. 18 through 20 became effective for the Company on January 1, 2006, the Company adopted these standards in its Financial statements for the year ended December 31, 2006.

Such adoptions of new SKFAS did not have an effect on the financial position of the Company as of December 31, 2006 or operating loss and net loss of the Company for the year ended December 31, 2006.

SKFAS No. 11 and SKFAS No. 21 through No. 24 are effective for the fiscal years beginning after December 31, 2006. The adoption of such accounting standards will not have an effect on the financial position and the operating income (loss) and net income (loss) of the Company. Details of primary change due to such adoption of SKFAS are as follows:

Pursuant to adoption of SKFAS No. 21 “Preparation and Presentation of Financial Statements,” unrealized gain/loss on available-for-sale securities, equity in capital adjustments of affiliates and gain/loss on valuation of derivative instruments, which were classified as capital adjustments through 2006, will be classified as accumulated other comprehensive income.

d. Revenue Recognition

Revenue from the sale of products is recognized when title and the significant risks and rewards of ownership have been transferred to the buyer, which is generally upon physical delivery. The Company deems delivery to have occurred upon shipment or upon delivery, depending upon shipping terms of the transaction. No revenue is recognized if there are significant uncertainties regarding collectibility of the amount due, associated costs or the possible return of goods.

Revenue from service is generally recognized when the related service has been rendered.

Revenue is measured at the fair value of the consideration received or receivable and represents amounts due for goods and services provided in the normal course of business, net of discounts, VAT and other sales related taxes.

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

2.      Summary Of Significant Accounting Policies, Continued

e. Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided based on the estimated collectibility of individual accounts and historical bad debt experience. The changes in allowance for doubtful accounts receivables-trade for the years ended December 31, 2006 and 2005 are as follows:

	In thousands of Korean won
	2006		2005

Beginning balance	~~W~~	116,476	~~W~~	25,553
Provision for daubtful accounts		-		90,923
Reversal of allowance for doubtful accounts		(3,034)		-
Ending balance	~~W~~	113,442	~~W~~	116,476

f. Inventories

Inventories are stated at the lower of cost which is determined using the first-in, first-out cost method or market value which is deemed to be net realizable value for finished goods, work in-progress and replacement cost for raw materials. The Company maintains perpetual inventory systems, which are adjusted to physical inventory counts performed at the year end. When the market value of inventories is less than the acquisition cost, carrying amount is reduced to the market value and any difference is charged to current operations as cost of sales.

Ordinary valuation loss of W 265,012 thousands and W 363,280 thousands was recorded for the years ended December 31, 2006 and 2005, respectively.

g. Property, Plant and Equipment

Property, plant and equipment are stated at cost. Major renewals and betterments, which prolong the useful life or enhance the value of assets, are capitalized. Expenditures for repairs and maintenance are charged to current operations as incurred.

Depreciation is computed using the straight-line methods over the estimated economic useful lives (five years) of the related assets.

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

2.     Summary Of Significant Accounting Policies, Continued

h. Intangible assets

(1) Research and Development Costs

Development costs which meet certain specific conditions such as new product development, technological feasibility, marketability and usefulness are deferred and amortized over ten years, while all research and ordinary development costs are expensed as incurred. Amortization of deferred development costs commences when the related revenue or benefit is first realized.

In addition, the amortization of deferred development costs and research and ordinary development expenses are classified as manufacturing or selling, general and administrative expenses depending on their nature.

When the recoverable amount is significantly less than the carrying value of deferred development costs, the difference between the recoverable amount and the carrying value is recorded as impairment loss in the current operations.

Expenditures on research and development activities for the years ended December 31, 2006 and 2005 are as follows (in thousands of Korean won):

	2006		2005		Account name
Research expenses	~~W~~	684,125	~~W~~	-	Selling, general and administrative expenses
Ordinary development expenses		-		56,226	Cost of sales
Deferred development costs		329,184		854,097	Intangible assets
	~~W~~	1,013,309	~~W~~	910,323

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

2.     Summary Of Significant Accounting Policies, Continued

(2) Other Intangible Assets

Other intangible assets are stated at cost, less amortization, computed using the straight-line method over five years.

Changes in other intangible assets for the years ended December 31, 2006 and 2005 are as follows(in thousands of Korean won) :

	2006		2005
Beginning balance	~~W~~	7,905	~~W~~	-
Incurred		431		9,300
Amortized		(1,946)		(1,395)
Ending balance	~~W~~	6,390	~~W~~	7,905

i. Accounting for Impairment

When the book value of an asset exceeds its estimated recoverable value, which is the greater of the net realizable value or use value of the asset, due to obsolescence, physical damage or a decline in fair value, the asset is recorded at its reduced value and the resulting impairment loss is charged to current operations. In subsequent periods, if the recoverable value exceeds the adjusted book value of the asset, the recovery of previously recognized losses is recognized as a gain in subsequent periods until the net realizable value equals the original book value of the asset.

j. Provisions, Contingent Liabilities and Contingent Assets

The Company recognizes a provision when i) it has a present obligation as a result of a past event, ii) it is probable that a disbursement of economic resources will be required to settle the obligation, and iii) a reliable estimate can be made of the amount of the obligation. When a possible range of loss in connection with a probable loss contingency as of the balance sheet date is estimable with reasonable certainty, and some amount within that range appears at the time to be a better estimate than any other amount within the range, the Company accrues such amount. When no amount within the range appears to be a better estimate than any other amount, the minimum amount in that range is recorded.

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

2.     Summary Of Significant Accounting Policies, Continued

The Company does not recognize the following contingent obligations as liabilities ;

Possible obligations related to past events, for which the existence of a liability can only be confirmed upon occurrence of uncertain future event or events outside the control of the Company. Present obligations arising out of past events or transactions, for which i) a disbursement of economic resources to fulfill such obligations is not probable or ii) a disbursement of economic resources is probable, but the related amount cannot be reasonably estimated.

In addition, the Company does not recognize potential assets related to past events or transactions, for which the existence of an asset or future benefit can only be confirmed upon occurrence of uncertain future event or events outside the control of the Company.

k. Accrued Severance Benefits

In accordance with the policies of the Company, all employees with more than one year of service are entitled to receive severance benefits, based on length of service and rate of pay, upon termination of their employment. Accruals for severance benefits are recorded to approximate the amount required to be paid if all employees were to terminate at the balance sheet date.

l. Accounting for Foreign Currency Transactions

The Company maintains its accounts in Korean won. Transactions in foreign currencies are recorded in Korean won based on the prevailing rate of exchange at the dates of transactions. Monetary assets and liabilities denominated in foreign currencies are translated in the financial statements at the Base Rates announced by Seoul Money Brokerage Service, Ltd. on the balance sheet dates, which, for U.S. dollars, were W 1,013.00=US$ 1.00 and (Won) 929.60=US$ 1.00, at December 31, 2005 and 2006, respectively. The resulting gains and losses arising from the translation or settlement of such assets and liabilities are included in current operations.

m. Income Tax

In accordance with SKFAS No. 14, the Company accounts for only income taxes currently payable and does not account for deferred income taxes.

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

3.     Cash and Cash Equivalents, and Financial Instruments

(1) Cash and cash equivalents, and financial instruments as of December 31, 2006 and 2005 are as follows:

	In thousands of Korean Won
	Annual Interest
	Rate (%)	2006		2005
Cash & Cash Equivalents		~~W~~ 	208,462	~~W~~ 	934,254
Cash on hand	-		-		-
Time Deposits			208,462		934,254
Foreign accounts	0.10 ~ 1.42		198,567		-
Others	0.10 ~ 1.42		9,895		934,254
		~~W~~ 	208,462	~~W~~ 	934,254

Long-term financial instruments
Installment accounts		~~W~~ 	-	~~W~~ 	4,050
		~~W~~ 	-	~~W~~ 	4,050

(2) Restricted deposits as of December 31, 2006 and 2005 are as follows:

	In thousands of Korean Won
	2006		2005		Remark
Time Deposits	~~W~~ 	4,890	~~W~~ 	-	Attachment account
Long-term financial instruments		-		4,050	Collateral for borrowings
	~~W~~ 	4,890	~~W~~ 	4,050

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

4.     Inventories

Inventories as of December 31, 2006 and 2005 are as follows:

	In thousands of Korean won
	2006		2005
Finished goods	~~W~~ 	5,192	~~W~~ 	6,337
Raw materials		260,386		356,943
Total		265,578		363,280
(Less) valuation allowance:		(265,012)		(363,280)
Net	~~W~~ 	567	~~W~~ 	-

5.    Property, Plant and Equipment

(1) The changes in the carrying value of property, plant and equipment for December 31, 2006 are as follows:

	In thousands of Korean Won
	Beginning						Ending
	Balance		Acquisition		Depreciation		Balance
Machinery & equipment	~~W~~ 	-	~~W~~ 	90,804	~~W~~ 	12,799	~~W~~ 	78,005
Vehicle & transportation equip.		3,328		-		1,664		1,664
Furniture & fixtures		32,735		24,967		10,813		46,889
Research & development equip.		31,052		6,800		7,940		29,912
	~~W~~ 	67,115	~~W~~ 	122,571	~~W~~ 	33,216	~~W~~ 	156,470

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

5.    Property, Plant and Equipment, Continued

(2) The changes in the carrying value of property, plant and equipment for December 31, 2005 are as follows:

	In thousands of Korean Won
	Beginning						Ending
	Balance		Acquisition		Depreciation		Balance
Vehicle & transportation equip.	~~W~~ 	4,992	~~W~~ 	-	~~W~~ 	1,664	~~W~~ 	3,328
Furniture & fixtures		17,643		33,801		18,709		32,735
Research & development equip.		25,757		34,310		29,015		31,052
	~~W~~ 	48,392	~~W~~ 	68,111	~~W~~ 	49,388	~~W~~ 	67,115

6.     Intangible Assets

(1) The changes in the carrying value of intangible assets during 2006 are as follows:

	In thousands of Korean Won
	Beginning						Ending
	Balance		Acquisition		Depreciation		Balance
Vehicle & transportation equip.	~~W~~ 	4,992	~~W~~ 	-	~~W~~ 	1,664	~~W~~ 	3,328
Furniture & fixtures		17,643		33,801		18,709		32,735
Research & development equip.		25,757		34,310		29,015		31,052
	~~W~~ 	48,392	~~W~~ 	68,111	~~W~~ 	49,388	~~W~~ 	67,115

(2) The changes in the carrying value of intangible assets during 2005 are as follows:

	(In thousands of Korean won)
	Beginning				Amortization		Ending
	Balance		Acquisition		(Recovery)		Balance

Development costs	~~W~~ 	2,649,852	~~W~~ 	329,184	~~W~~ 	1,698,411	~~W~~ 	1,280,625
Other intangible assets		7,905		431		1,946		6,390
	~~W~~ 	2,657,757	~~W~~ 	329,615	~~W~~ 	1,700,357	~~W~~ 	1,287,015

DnC Tech, Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

7.     Short-Term Borrowings

Short-term borrowings as of December 31, 2006 and 2005 are as follows:

		(In thousands of Korean won)
	Annual
	Interest Rate (%)	2006		2005
Short-term borrowings in foreign currency	-	~~W~~ 	371,840	~~W~~ 	405,200
Short-term borrowing from CEO	-		264,171		340,217
Short-term borrowings-other	-		167,000		152,000
		~~W~~ 	803,011	~~W~~ 	897,417

8.     Accrued Severance Benefits

(1) The changes in accrued severance benefits for December 31, 2006 are as follows:

	In thousands of Korean won
	Beginning						Ending
	Balance		Increase		Decrease		Balance
Accrued severance benefits	~~W~~	134,082	~~W~~	135,863	~~W~~	57,267	~~W~~	212,678
National Pension Fund		(2,915)		-		-		(2,915)
	~~W~~	131,167	~~W~~	135,863	~~W~~	57,267	~~W~~	209,763

(2) The changes in accrued severance benefits for December 31, 2005 are as follows: In thousands of Korean won

	In thousands of Korean won
	Beginning						Ending
	Balance		Increase		Decrease		Balance
Accrued severance benefits	~~W~~	127,140	~~W~~	35,247	~~W~~	28,305	~~W~~	W 134,082
National Pension Fund		(3,169)		-		(254)		(2,915)
	~~W~~	123,971	~~W~~	35,247	~~W~~	28,051	~~W~~	131,167

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

9.     Related Party Transactions

Detailed related party account balances as of December 31, 2006 and 2005 are as follows:

	In thousands of Korean won
	2006		2005
(Assets)
Long-term loans -Officials, employees	~~W~~	36,398	~~W~~	36,398
(Liabilities)
Account payable -other from CEO		-		861
Short-term borrowing from CEO		264,171		340,217
	W	264,171	~~W~~	341,078

10.   Assets and Liabilities Denominated in Foreign Currencies

Monetary assets and liabilities denominated in foreign currencies as of December 31, 2006 and 2005 are as follows:

	Foreign currencies				Korean won equivalent
	(thousands of U.S. dollars)				(in thousands of Korean won)
	2006		2005		2006		2005
(Assets)
Cash and cash equivalents	US$	213.60	US$	912.73	~~W~~	198,562	~~W~~	924,599
Accounts receivable – trade		427.82		36.38		397,702		36,853
	US$	641.42	US$	949.11	~~W~~	596,264	~~W~~	961,452
(Liabilities)
Accounts payable – trade	US$	1,037.10	US$	1,622.24	~~W~~	964,088	~~W~~	1,643,334
Short-term borrowings		400.00		400.00		371,840		405,200
	US$	1,437.10	US$	2,022.24	~~W~~	1,335,928	~~W~~	2,048,534

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

11.   Commitments and Contingencies

As of December 31, 2006, the Company is dependant in legal actions arising from the normal course of business. As of December 31, 2006, such appeals are in progress and the ultimate outcome of such litigation cannot be presently determined. Details are as follows:

Description	Plaintiff	Dependant	Claim amount In thousands of Korean won
Claim for repayment of loan	Joy Toto	The Company	371,486
Lawsuit due to breach of Labor Standard Act	Lee Myung Jin and Others	The Company and CEO	98,477

12.   Capital Stock and Capital Surplus

The Company’s capital stock consists entirely of common stock. The par value and the number of shares authorized, issued and outstanding as of December 31, 2006 and 2005 are as follows:

	2006		2005
Par value (in Korean won)	~~W~~	500	~~W~~ 	500
Authorized shares		30,000,000		30,000,000
Issued shares		9,106,870		8,706,870
Outstanding shares		9,106,870		8,706,870

Changes in capital stock and additional paid-in capital in 2006 are as follow (in thousands of Korean won except for share data):

	Numbers of shares issued	Capital stock		Additional paid-in capital
At January 1, 2006	8,706,870	~~W~~	4,353,435	~~W~~	--
Conversion of convertible bonds payable (note a)	400,000		200,000		1,849,322
At December 31, 2006	9,106,870	~~W~~	4,553,435		W 1,849,322

(note a)	Convertible bonds payable is converted to common stock at W 5,000 per share on November 15, 2006. As a result, the Company’s common stock increased by 400,000 shares.

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

13.   Sales

A substantial portion of the Company’ sales for the years ended December 31, 2006 and 2005 is related to customers in the MP3 Player industry. Details of major customers are as follows:

	In thousands of Korean won
	2006		2005
LG Electronics Co., Ltd.	~~W~~	-	~~W~~	28,923
Napster		2,127,663		4,114,503
Sandisk		289,875		171,002
Banta Global		3,976,191		-
Other		173,224		1,403,239
	~~W~~	6,566,953	~~W~~	5,717,666

14.   Selling, General and Administrative Expenses

The details of selling, general and administrative expenses for the years ended December 31, 2006 and 2005 are as follows:

	In thousands of Korean won
	2006		2005
Salaries & wages-employees	~~W~~	418,535	~~W~~	326,154
Provision for severance indemnities		79,612		9,795
Other employee benefits		39,597		45,505
Travel		95,459		200,664
Communication		12,849		30,582
Utilities		3,554		2,826
Taxes & dues		36,246		3,740
Rent		30,844		55,523
Depreciation		12,962		20,373
Repairs & maintenance		-		400
Insurance		37,309		26,176
Supplies & stationery		5,231		6,931
Books & printing		754		2,742
Vehicle run cost		8,207		17,194
Commission paid		123,169		195,912
Entertainment		119,235		127,048
Advertising		600		2,048
Warehousing		-		6
Transportation		3,782		21,311
Export expenses		31,597		176,404
Research expenses		684,125		-
Provision for doubtful accouts		-		90,923
Amortization of intangible assets		420,627		346,396
Other		20,897		20,675
	~~W~~	2,185,191	~~W~~	1,729,328

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

15.   Income tax

In accordance with SKFAS No. 14, the Company accounts for only income taxes currently payable and does not account for deferred income taxes. There is no income tax payable due to the net operating loss and cumulative operating loss carry forwards for the years then ended December 31, 2006 and 2005.

16.    Loss Per Share

Basic earnings (loss) per share is computed by dividing net income allocated to common stock by the weighted average number of common shares outstanding during the year. Basic ordinary income per share is computed by dividing ordinary income allocated to common stock as adjusted by extraordinary gains or losses and net of related income taxes, by the weighted average number of common shares outstanding during the year:

	2006	2005
Number of Shares Issued (Note 9)	9,106,870	8,706,870
Number of Days Outstanding	365	365
	8,820,843	8,706,870

(note a)	Number of shares increased by covertiay of the bonds payable converted at September 18, 2006(issuance date).

Ordinary loss per share for the years ended December 31, 2006 and 2005 are calculated as follows:

	In thousands of Korean Won, except per share amounts
	2006		2005
Net ordinary loss	~~W~~	(2,324,444)	~~W~~	(921,457)
Weighted-average number of common shares outstanding		8,820,843		8,706,870
Basic ordinary loss per share	~~W~~	(264)	~~W~~	(106)

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

16.   Loss Per Share, Continued

Net loss share for the years ended December 31, 2006 and 2005 are calculated as follows:

	In thousands of Korean Won, except per share amounts
	2006		2005

Net loss	~~W~~	(2,324,444)	~~W~~	(921,457)
Weighted-average number of common shares outstanding		8,820,843		8,706,870
Basic net loss per share	~~W~~	(264)	~~W~~	(106)

Diluted earnings per share for the years ended December 31, 2006 and 2005 are identical to basic earnings per share, since there is no dilutive effect resulting from the stock option plan as of December 31, 2006 and 2005.

17.   Significant Differences between Korean GAAP and U.S. GAAP

The financial statements of the Company are prepared in accordance with generally accepted accounting principles in the Republic of Korea (“Korean GAAP”), which differs in certain material respects from generally accepted accounting principles in the United States of America (“U.S. GAAP”). Application of U.S. GAAP would have affected the balance sheets as of December 31, 2006 and 2005 and the net loss for the years ended December 31, 2006 and 2005 to the extent described below.

A description of the material differences between Korean GAAP and U.S. GAAP as they relate to the Company are discussed in detail below.

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

17.  Significant Differences between Korean GAAP and U.S. GAAP, Continued

a. Reconciliation of net income from Korean GAAP to U.S. GAAP

	In thousands of Korean Won, except share data
	2006		2005
Net loss under Korean GAAP	~~W~~	(2,324,444)	~~W~~	~~(921,457~~ )
Adjustments:
Development costs recorded as intangible assets, net	~~W~~	1,369,227	~~W~~	(509,096)
Net loss as adjusted in accordance with U.S. GAAP	~~W~~	(955,217)	~~W~~	(1,430,553)
Basic and diluted less per share, as adjusted, in accordance with U.S. GAAP	~~W~~	(108)	~~W~~	(164)
Weighted-average shares outstanding	~~W~~	8,820,843	~~W~~	8,706,870

b. Reconciliation of shareholders’ equity from Korean GAAP to U.S. GAAP

	In thousands of Korean Won
	2006		2005
Total shareholders’ equity under Korean GAAP	~~W~~ 	210,968	~~W~~	486,090
Adjustments:
Development costs recorded as intangible assets, net	~~W~~	(1,280,625)	~~W~~	(2,649,852)
		(1,280,625)		(2,649,852)
Shareholders’ equity, as adjusted, in accordance with U.S. GAAP	~~W~~	1,580,195	~~W~~	(23,006)

c. Research and Development Costs

Under Korean GAAP, the Company defers development cost which meet specific conditions such as new product development, technological feasibility, marketability and usefulness, and expenses research costs and ordinary development costs as incurred. Amortization of deferred development costs and research and ordinary development expenses are classified as manufacturing costs or selling, general and administrative expenses depending on their nature.

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

17.   Significant Differences between Korean GAAP and U.S. GAAP, Continued

All research and development costs are charged to expense as incurred under US GAAP, which totaled W 1,013,309 thousands and W 910,323 thousands for the years ended December 31, 2006 and 2005 respectively.

18.   Additional Financial Information in Accordance with U.S. GAAP

a. Comprehensive Loss

Under Korean GAAP, there is (loss) requirement to present comprehensive income (loss). Under U.S. GAAP, comprehensive income and its components are required to be presented under the provisions of SFAS No. 130, Reporting Comprehensive Income. Comprehensive income includes all changes in shareholders’ equity during the period except those resulting from investments by, or distributions to owners, including certain items not included in the current year’s results of operations. Comprehensive income (loss) for the years ended December 31, 2006 and 2005 are summarized as follows:

	In thousands of Korean Won
	2006		2005
Net loss, as adjusted,in accordance with U.S. GAAP	~~W~~	(955,217)	~~W~~	(1,430,55)
Other comprehensive income (loss), net of tax:		-		-
Comprehensive loss, as adjusted, in accordance with U.S. GAAP	~~W~~	(955,217)	~~W~~	(1,430,553)

b. Classification differences in the Statements of Operations

Certain income and expense items in the Company’s Statements of Operations including: (i) gains and losses on disposal of property, plant and equipment; (ii) impairment of property, plant and equipment; (iii) gains on recovery of allowance for doubtful accounts; (iv) other bad debt expenses; (v) and provision for early retirement benefits have been classified as non-operating under Korean GAAP and excluded from the determination of operating income. UnderU.S. GAAP, the above noted income and expense items would be included in the determination of operating income. In addition, as a result of tax assessments, amendments to tax return filings and related tax penalties and interest have been classified as non-operating expenses under Korean GAAP. Under U.S. GAAP, these expenses would be included as part of the Company’s income tax. After reclassification of those items, operating income under U.S. GAAP would be ~~W~~ 998,406 thousands and W and 1,398,474 thousands for the years ended December 31, 2006 and 2005, respectively.

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

18.   Additional Financial Information in Accordance with U.S. GAAP, Continued

c. Statement of cash flows

Under both Korean GAAP and US GAAP, cash flows are classified under operating activities, investing activities and financing activities.

Under U.S. GAAP, cash flows related to purchases and sales of trading securities are classified as cash flows from operating activities. However, under Korean GAAP, they are classified as cash flows from investing activities. Net cash flows from purchases and sales of trading securities did not exist for the years ended December 31, 2006 and 2005, respectively.

d. Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments as of December 31, 2006 and 2005.

Cash and Cash Equivalents, Short-term Financial Instruments, Accounts Receivable (trade and other), Short-term Loans, Accounts Payable (trade and other) and Short-term Borrowings

The carrying amount approximates fair value due to the short maturity of these instruments.

Securities

The fair value of trading securities and available-for-sale equity securities of listed company is estimated based on quoted market price. For other investments including equity securities valued using the equity method accounting without readily determinable fair value, a reasonable estimate of fair value could not be made without incurring excessive costs, therefore such other investments are presented as carrying amounts.

Long-term Bank Deposits

The carrying amount approximates fair value based on interest rates currently available for similar deposits.

Long-term Loans and Long-term Receivables

The fair value of long-term loans and long-term receivables is estimated by discounting the future cash flows using the current interest rate of time deposits with a maturity of one year.

Long-term Borrowings and Lease Payables

The carrying amount of lease payables and certain long-term borrowings approximates fair value due to repricing of interest rate based on floating rate. The fair value of long-term borrowings that are not repriced based on floating rate are estimated using a discounted cash flow method based on the current rate for similar borrowings.

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

18.   Additional Financial Information in Accordance with U.S. GAAP, Continued

The fair value of financial instruments under US GAAP as of December 31, 2006 and 2005 is as follows:

	In thousands of Korean Won
	2006				2005
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and cash equivalents	~~W~~	208,462	~~W~~	208,462	~~W~~	934,254	~~W~~	934,254
Accounts receivable		470,514		470,514		-		-
Restricted deposits		4,890		4,890		4,050		4,050
Short-term and long-term loans		1,586,398		1,586,398		36,398		36,398
	~~W~~	2,270,264			~~W~~	974,702
Financial liabilities:
Accounts payable	~~W~~	2,350,113	~~W~~	2,350,113	~~W~~	2,262,414	~~W~~	2,262,414
Short-term borrowings		803,011		803,011		897,417		897,417
Current portion of long-term borrowings		-		-		10,138		10,138
	~~W~~	3,153,124			~~W~~	3,169,969

19.  Recent Accounting Pronouncements

a. U.S.GAAP

In February 2006, the FASB issued Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments -an amendment of FASB Statements No. 133 and 140.” This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” and is effective for all financial instrument acquired or issued after beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently evaluating the impact of this new standard but believes that it will not have a material impact on our financial position, results of operations or cash flows. The Company does not expect the adoption of this statement to have a material impact on its financial position or result of operations.

In June 2006, the FASB issued Financial Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes, which applies to all tax positions related to income taxes. FIN No. 48 prescribes a recognition threshold and measurement process for recording in the consolidated financial statements uncertain tax positions taken or expected to be taken in a tax return.

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

19.   Recent Accounting Pronouncements, Continued

Additionally, FIN No. 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company assesses tax positions taken in the consolidated financial statements and evaluates quarterly for realizability on a more likely than not basis. The Company is in the process of evaluating the impact that FIN 48 may have on the consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that SFAS 157 may have on the consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans -An Amendment of FASB No. 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires that the funded status of defined benefit postretirement plans be recognized on the company’s balance sheet, and changes in the funded status be reflected in comprehensive income, effective fiscal years ending after December 15, 2006. The standard also requires companies to measure the funded status of the plan as of the date of its fiscal year-end, effective for fiscal years ending after December 15, 2008. The Company is currently evaluating the impact that SFAS 158 may have on the consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued FASB Staff Position AUG AIR-1, Accounting for Planned Major Maintenance Activities. This position does not permit ’accrue-in-advance method’ for accounting for planned major maintenance activities.

The position is effective for fiscal year beginning after December 15, 2006 and earlier adoption is permitted. The Company believes the adoption of FASB Staff Position AUG AIR-1 will not have a material impact on our financial position or results of operations.

In February 2007, the FASB issued SFAS Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement permits companies and not-for-profit organizations to make a one-time election to carry eligible types of financial assets and liabilities at fair value, even if fair value measurement is not required under GAAP. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact that SFAS 159 may have on the consolidated financial statements.

DnC Tech., Inc.

Notes to Financial Statements, Continued

As of December 31, 2006 and 2005 and Years Ended December 31, 2006 and 2005

19.   Recent Accounting Pronouncements, Continued

b. Korean GAAP

In December 2004, the KASB issued SKFAS No. 23, “Earning per share.” This statement improves the determination and presentation for earning per share amounts in order to match the international financial reporting standards. The provisions of this standard are effective prospectively for earning per share beginning on or after December 31, 2006. The Company does not expect the adoption of this statement to have a material impact on its financial position or results of operations.

In February 2006, the KASB issued SKFAS No. 21, “Preparation and Presentation of Financial Statements.” Under SKFAS No. 21, the financial statements consist of a balance sheet, a statement of income, a statement of appropriations (disposition) of retained earnings (accumulated deficit), a statement of cash flows, a statement of changes in equity and footnotes. The provisions of this standard are effectively for financial statements beginning on or after December 31, 2006. The Company does not expect the adoption of this statement to have a material impact on its financial position or results of operations.

In April 2006, the KASB issued SKFAS No. 22, “Share-based Payment.” Under SKFAS No. 22, a share-based payment in which the entity receives or acquires goods or services either as consideration for its equity instruments or by incurring liabilities for amounts based on the price of the entity’s shares or other equity instruments of the entity should be recognized in the financial statements based on its fair value. The provisions of this standard are effective for share-based payment agreement beginning on or after December 31, 2006. The Company does not expect the adoption of this statement to have a material impact on its financial position or results of operations.

In January 2007, the KASB issued SKFAS No. 25, “Consolidated financial statements” Under SKFAS No. 25, it clearly defines consolidated scope and entities and revises the presentation method of minority interest in the consolidated financial statements. The provisions of this standard are effective for the financial year ending on or after December 31, 2007. The Company does not expect the adoption of this statement to have a material impact on its financial position or results of operations.